UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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Filed by a Party other than the Registrant   ☒

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☐	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12
HIGHBURY FINANCIAL INC.
(Name of Registrant as Specified in Its Charter)

PEERLESS SYSTEMS COPORATION
TIMOTHY E. BROG
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED OCTOBER 12, 2009

 PEERLESS SYSTEMS CORPORATION

October [  ], 2009

Dear Fellow Stockholder:

Peerless Systems Corporation (“Peerless”) is the largest stockholder of Highbury Financial Inc. (“Highbury” or the “Company”), owning 20.4% of the outstanding common stock.  Our sole objectives are to maximize stockholder value, increase the number of truly independent directors on the Company’s Board of Directors (the “Board”) and protect ALL stockholders’ interests from a Board of Directors that has gone to great lengths to entrench itself at the expense of stockholders.

Our Nominee, Timothy Brog, will represent only one member of the Company’s eight person Board.  Accordingly, our one nominee will not be able to adopt any measures without the support of at least several other members of the current Board.  Nevertheless, we believe that the election of our nominee will provide a strong signal to the current Board of Directors that the stockholders of Highbury want a truly independent Board.

Peerless believes that the Company has maintained poor corporate governance practices.  We have included two non-binding stockholder proposals in this proxy statement that the Board of Highbury is opposing.  One of our proposals is to let stockholders vote on whether the Company should redeem its stockholder rights plan, commonly known as a poison pill.  In a very calculated maneuver, the Board adopted a poison pill without stockholder approval.  They promised that stockholders can vote on it, but not before they adopted it, nor at this annual meeting, but at an annual meeting one and a half years later.  Since the Board obviously believes that stockholder approval is appropriate, why not let stockholders vote on the poison pill at this year's Annual Meeting?

We are soliciting proxies to elect not only our director nominee, Timothy Brog (“Peerless Nominee” or “Nominee), but also the candidate nominated by the Company other than Hoyt Ammidon Jr.  This gives stockholders the ability to vote for two directors, the total number of directors up for election at the Annual Meeting.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

Peerless urges you to carefully consider the information contained in the attached Proxy Statement and then support its efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about October [      ], 2009.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact D.F. King & Co., Inc., which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support.

Timothy Brog
Chairman of the Board of Directors
Peerless Systems Corporation

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Peerless’s proxy materials, please call
D.F. King & Co., Inc at the phone numbers listed below.

D.F. King & Co
48 Wall Street
       New York, NY 10005
Call Toll-Free: [                                 ]
Banks and Brokerage Firms Call Toll-Free: [                                 ]

2009 ANNUAL MEETING OF STOCKHOLDERS

OF

HIGHBURY FINANCIAL INC.

PROXY STATEMENT

OF

PEERLESS SYSTEMS CORPORATION

Peerless Systems Corporation, a Delaware Corporation (“Peerless”), is the largest stockholder of Highbury Financial Inc., a Delaware corporation (“Highbury” or the “Company”).  Peerless believes that the Board of Directors of the Company (the “Board”) is not acting in the best interest of its stockholders.  Peerless is therefore seeking your support at the annual meeting of stockholders scheduled to be held at the principal executive offices of Highbury, 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202, on [Friday, November 20, 2009] at 9:00 a.m. local time, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), for the following:

1.	To elect Timothy Brog to the Company’s Board of Directors to serve as a director for a three-year term expiring in 2012 or until a successor is duly elected and qualified;

2.
To adopt a non-binding resolution that the Company’s Board of Directors amend the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws (the “By-Laws”), to eliminate the classified Board of Directors;

3.
To adopt a non-binding resolution that the Company’s Board of Directors immediately redeem all Rights under the Company’s Rights Agreement, dated as of August 10, 2009, and that the Board of Directors obtain prior stockholder approval of any future implementation of a Poison Pill (taken together with item number two, the “Peerless Proposals”)

4.	The transaction of other business as may come properly before the Annual Meeting or any meetings held upon postponement or adjournment of the Annual Meeting.

Peerless is soliciting proxies to elect not only Timothy Brog, the Peerless Nominee, but also the candidate who has been nominated by the Company other than Hoyt Ammidon Jr.  This gives stockholders who wish to vote for the Peerless Nominee the ability to vote for two nominees in total.

As of the date hereof, Peerless owns 3,070,355 shares of Highbury common stock, par value $.0001 per share (the “Common Stock”), representing approximately 20.4% of the outstanding shares.  Peerless is the record owner of 1,615,314 shares of Common Stock and the beneficial owner of 1,455,014 shares of Common Stock.  Peerless believes that the Highbury Board is not acting in the best interest of its stockholders.

Highbury has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as [October 16], 2009 (the “Record Date”).  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to Highbury, as of the Record Date, there were [15,039,244] shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  The participants in this solicitation intend to vote all of their Common Stock FOR the election of Timothy Brog, the Peerless Nominee, FOR the candidate who has been nominated by the Company other than Hoyt Ammidon Jr. and FOR the Peerless Proposals.

THIS SOLICITATION IS BEING MADE BY PEERLESS AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  PEERLESS IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH PEERLESS IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

PEERLESS URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF TIMOTHY BROG AND THE PEERLESS PROPOSALS.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY HIGHBURY MANAGEMENT TO HIGHBURY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF TIMOTHY BROG, THE CANDIDATE WHO HAS BEEN NOMINATED BY THE COMPANY OTHER THAN HOYT AMMIDON JR. AND FOR THE PEERLESS PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO PEERLESS, C/O D.F. KING & CO WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF HIGHBURY, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own.  Peerless urges you to sign, date and return the enclosed GOLD proxy card today to vote FOR the election of the Peerless Nominee and FOR the Peerless Proposals.

●	If your shares of Common Stock are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Peerless, c/o D.F. King & Co, in the enclosed envelope today.

●
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

●
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the Company’s proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to Peerless.  Remember, you can vote for our nominee only on our GOLD proxy card.  So please make certain that the latest dated proxy card you return is the GOLD proxy card.

If you have any questions regarding your proxy, or need assistance in voting your shares of Common Stock, please call:

D.F. King & Co
48 Wall Street
New York, NY 10005
Call Toll-Free: [                                ]
Banks and Brokerage Firms Call Toll-Free: [                                     ]

REASONS FOR THE SOLICITATION

Peerless believes that Highbury’s management and Board of Directors are not acting in the best interest of stockholders.  In our opinion, the Company’s stock is undervalued due to, among other things, a lack of any semblance of an independent Board, the ongoing disenfranchisement of stockholders, actions taken by the Board to entrench themselves at the expense of stockholders and the continued conflicts of interest between Highbury and Berkshire Capital Securities Inc. (“Berkshire Capital” or “Berkshire”).

Peerless is a Significant Stockholder and Will Work Diligently
to Maximize Stockholder Value

Peerless invested a significant amount of its capital to buy 25% of the outstanding shares of Highbury’s Common Stock.  As a result of the Board’s recent decision to approve the tax inefficient return of capital to stockholders via the payment of a $1.50 special dividend and the resulting exercise of approximately six million warrants, stockholders of the Company experienced significant dilution.  Notwithstanding such dilution, Peerless remains the largest stockholder of the Company and currently owns 20.4% of the outstanding Common Stock.

Our Nominee, Timothy Brog, will add a strong independent voice to the current Board, which is sorely needed.  In their efforts to entrench themselves, and to prevent the inclusion of representatives of large stockholders on the Board, Highbury has devoted countless hours and spent a large amount of its stockholders’ money.  Instead of working with Peerless, the Company’s largest stockholder, to maximize stockholder value, the Board has wasted time and money, adopted several rounds of changes to the Company’s By-Laws, unnecessarily made concessions to Aston Asset Management LLC (“Aston”) management to gain their loyalty, purchased warrants at a massive premium to the then current price, and paid a special dividend for no apparent reason other than to dilute the stockholder base which had expressed its displeasure with the Board.

Peerless believes that the inclusion of its Nominee, Timothy Brog, would be the start of a constructive relationship between Highbury and all of its stockholders toward maximizing stockholder value.

Lack of any Semblance of an Independent Board

Highbury has stated that, “Highbury currently does not have, and is not required to have, a majority of independent directors.  Should Highbury decide to list on a securities exchange, we will be required to adhere to the independence requirements of that exchange. We believe that only four of our current eight directors, Messrs. Riordan, Ammidon, Leary and Weil, would meet the independence requirements applicable to companies listed on The Nasdaq Capital Market, including those applicable to audit, compensation and nominating committee members. Our other four directors, Messrs. Cameron, Foote, Bilton and Anderson, would not meet the director independence requirements of The Nasdaq Capital Market.”

While Highbury is correct that it is technically not required to have a majority of independent directors on the Board, it is standard good corporate governance practice and in the best interests of Highbury stockholders to have a majority of truly independent Board members.  While public companies often have some directors who are not independent under SEC or stock exchange rules, it is highly unusual to have such a large number of Directors that are either members of management or affiliated with another firm; especially a firm that has been receiving significant payments and has such clear conflicts of interest with the Company.

Peerless believes that John Weil is the only truly independent voice on the Board.  Every other Board member either (i) works or worked for Aston, Highbury or Berkshire or (ii) has a pre-existing social or business relationship with Highbury management.  Timothy Brog, the Peerless Nominee, would provide a strong constructive independent voice to the Board.  His sole concern would be to maximize shareholder value.

The snapshot of the Highbury Board below highlights the need for more truly independent voices whose sole interest would be to maximize shareholders value:

Name	Affiliation with Highbury or Berkshire Capital
Stuart D. Bilton	Management
Kenneth C. Anderson	Management
R. Bruce Cameron	CEO of Berkshire Capital
Richard S. Foote	Employee of Berkshire Capital, CEO of HBRF
Aidan Riordan	Former employee of Berkshire Capital
Hoyt Ammidon Jr.	Advisory Director of Berkshire Capital

Another important factor in electing a nominee is whether the nominee’s interest is aligned with the other stockholders.  In our opinion nothing aligns two parties interest more than common economic outcomes.  Peerless, as the largest stockholder with 20.4% of the outstanding Common Stock, with twice as many shares as the second largest stockholder, has only one concern, the maximization of shareholder value.  The other directors that are called independent by the Company, Mr. Riordan, Mr. Ammidon and Mr. Leary, collectively own a paltry 5,450 shares, or 0.036% of Highbury.

Specifically Mr. Ammidon, who is an Advisory Director of Berkshire Capital, owns only 2,000 shares of Common Stock.  By replacing Mr. Ammidon with Timothy Brog, the Peerless Nominee, the Company’s stockholders would ensure a large step is taken toward making the Board truly more independent and would bring about a greater alignment of interest between the Board and stockholders.

Past and Ongoing Disenfranchisement of Stockholders

Over the past four months, the Board, with no input or consent from stockholders and against good corporate governance guidelines, has actively disenfranchised its stockholders by changing the By-Laws on numerous occasions, engaging in a dilutive acquisition of the remaining Aston interest, implementing a poison pill and repurchasing warrants at a massive premium to the then current market price.

Changing the By-Laws

On June 26, 2009, only two business days prior to a meeting between Highbury management and its four largest stockholders, the Board, with no input or consent from stockholders and in direct contradiction of proxy advisory services good corporate governance guidelines, took the following actions:

●	The Board unilaterally acted to prohibit stockholders from being able to call a special meeting of stockholders;

●	The Board unilaterally acted to lengthen the advance notice requirements for stockholder proposals and director nominations;

●	The Board unilaterally increased the requirement from 50% to 66 2/3% majority vote for stockholders to exercise their rights to amend Highbury’s By-Laws.

●	The Board unilaterally eliminated the right of stockholders to fill vacancies on the Board.

Such changes serve to disenfranchise Highbury stockholders and entrench management and the Board.  While the Board subsequently reduced the By-Law amendment vote threshold to 50%, after significant protests from stockholders and the dilutive acquisition of the remaining interest of Aston, the other amendments remain in place.  Peerless believes that the extent to which this Board is willing to take steps to disenfranchise stockholders actively contributes to a depressed stock price.

Dilutive Acquisition of the Remaining Interest of Aston Asset Management LLC

On August 10, 2009 the Company announced that it acquired (the “Series B Sale”) from the holders thereof (the “Series B Unit holders”) all remaining Series B Units (“Series B Units”) of Aston that it did not own.  In the transaction, the Series B Units were purchased for $22.5 million of 4% Highbury perpetual preferred stock (“Preferred Stock”).  The Preferred Stock converts into 4.5 million shares of Highbury under a limited set of circumstances. This transaction did not serve the best interests of Highbury and its stockholders because it gave away certain valuable economic rights, added two more non-independent directors to the Board and diluted existing stockholders.  Peerless believes this acquisition was solely to win Aston management’s loyalty and further entrench the Board.

●
Prior to the Series B Sale, the Series B Unit holders did not own the cash, cash equivalents and investments on Highbury’s balance sheet, which at June 30, 2009 totaled $14.3 million dollars.  After the Series B Sale, the Series B Unit holders received a dividend of $6.75 million of stockholders’ money that they would not have received before this acquisition.

●
Prior to the Series B Sale, the Series B Unit holders had a cap on the proceeds they would receive from a sale of Highbury and Aston.  Following the transaction, the proceeds to be paid to the Series B Unit holders will not be capped and Highbury stockholders could be significantly diluted upon the sale of Highbury and Aston.

●
Prior to the Series B Sale the Series B Unit holders could not obtain liquidity except through a sale of Aston.  Now they can convert some of their Preferred Stock into Common Stock and sell it on the open market.

●	Prior to the Series B sale, the Series B Unit holders had no representation on the Board. Now they are entitled pursuant to the terms of the Preferred Stock to elect two directors on the Board.

Implementation of a Poison Pill

In a very calculated maneuver on August 10, 2009, the Board adopted a stockholders rights plan without stockholder approval.  They promised that stockholders can vote on it, but not before they adopted it, nor at this annual meeting, but at an annual meeting one and a half years later.  We have a question for the Board of Highbury.  Since you obviously believe that stockholders approval is appropriate, why aren’t you letting stockholders vote on it at this year’s Annual Meeting?

Repurchase of Warrants

On July 2, 2009, Highbury repurchased 2.8 million significantly out of the money Warrants for a purchase price of $.50 per warrant.  This was a massive premium to the then current market price.  The Warrants traded between $0.06 and $0.15 per Warrant in the preceding 6 months and the exercise price of the Warrants was $5.00, whereas the market price for the underlying common stock on the day following the announcement was $4.00.  This transaction cost the Company $1.4 million, and the Company did not provide any business reason for the transaction.  Peerless believes that the sole reason for this purchase was to prevent Peerless from acquiring the Warrants and increasing its stake in the Company.  It was not in the best interests of the Company or its stockholders to waste corporate assets by purchasing the Warrants at such a massive premium.

Peerless Nominee Has the Experience Necessary to Assist in Maximizing Stockholder Value

Peerless, as the largest stockholder of Highbury, has a vested financial interest in maximizing stockholder value for all Highbury stockholders.  Our interests are aligned with the interests of all stockholders.  The Peerless Nominee has extensive experience in the financial services industry, as further discussed in the biographical extract below.  If elected to the Board, the Peerless Nominee will endeavor to use his experience to assist the Company with the goal of maximizing value for all stockholders.

The Peerless Nominee, if elected, will be one of eight directors on the Board.  If elected, the Peerless Nominee will, subject to his fiduciary duties as a director, work with the other members of the Board to maximize stockholder value.  Although the Peerless Nominee will not be able to adopt any measures without the support of other members of the current Board, we believe that the election of the Peerless Nominee will send a strong message to the Board that changing the focus of the Board’s actions is required in order to deliver stockholder value.

The following is a chronology of key events leading up to this proxy solicitation:

●	On May 11, 2009, the Peerless filed with the SEC a statement on Schedule 13D disclosing that Peerless had acquired in excess of 5% of the outstanding Common Stock.

●
On June 26, 2009, in anticipation of a meeting to be held in Chicago with the four largest stockholders of the Company two business days later, the Board adopted the above described By-Law changes in order to entrench itself.

●
On June 29, 2009, the Peerless Nominee met with Highbury Chairman, Bruce Cameron, and was told by Mr. Cameron that if there was a consensus among the large stockholders of Highbury that the Board and management should resign, that the Board and management would resign.

●
On July 1, 2009, the Peerless Nominee, along with representatives from stockholders that collectively owned approximately 60% of the Common Stock, met with Highbury and Aston management in Chicago.  Each stockholder representative individually requested that the management of Highbury should immediately resign and the Board should be reconstituted to include a representative of each of the five largest stockholders.

●
On July 20, 2009, Peerless sent a letter to Highbury management and the Board noting that three weeks had passed and Highbury’s management and Board had not responded in any way to the good faith requests by a majority of the Company’s stockholders.

●
In mid July 2009, the Peerless Nominee and several other large stockholder representatives held a conference call with the so-called Independent Directors of Highbury, during which the directors refused to speak.

●
On September 9, 2009, Peerless delivered a letter to the Corporate Secretary of Highbury, in accordance with the Company’s advance notice provision set forth in the By-Laws, nominating Timothy Brog for election to the Board at the Annual Meeting (the “Nomination Letter”) and including certain stockholder proposals to be put to a vote.

●	On September 15, 2009, Peerless exercised 1,089,658 Highbury warrants. After this exercise, Peerless owned a 24.9% stake in Highbury.

●	On September 17, 2009, Highbury announced a special dividend of $1.50 per share.

●	On October 6, 2009, Peerless exercised the remainder of its Highbury warrants. Giving effect to the exercise of all warrants, Peerless owns a 20.4% stake in Highbury.

Conflicts of Interest between Highbury and Berkshire Capital

Highbury’s relationship with, and payment of fees to, Berkshire Capital Securities Inc. (“Berkshire Capital”) is unseemly and is strewn with conflicts of interest that benefit Bruce Cameron, Richard Foote and Berkshire Capital, all at the expense of Highbury and its stockholders.

Relationship between Highbury’s Management and Board with Berkshire Capital

●	Bruce Cameron is the Chairman of the Board of Highbury and is ALSO President, Chief Executive Officer, Co-Founder and currently an employee of Berkshire Capital.

●	Richard Foote, the Chief Executive Office of Highbury, is ALSO a Partner and currently an employee of Berkshire Capital.

●
Hoyt Ammidon Jr. is an Advisory Director of Berkshire Capital, and according to a Berkshire Capital receptionist, maintains an office at Berkshire Capital.  Mr. Ammidon joined Berkshire Capital in 1994 as a Managing Director and became an Advisory Director in January 2004. Berkshire Capital’s website states that “Hoyt supports the firm's institutional asset management practice and the international marketing and client servicing efforts of Berkshire Capital’s London subsidiary and is involved in managing cross-border assignments.”

●	R. Bradley Forth, the Chief Financial Officer, Executive Vice President, Principal Accounting Officer and Secretary of Highbury, has been employed by Berkshire Capital since 2001.

●	Aidan J. Riordan of Calvert Street Capital Partners was an employee of Berkshire Capital from 1994 to 1998.

Relationship between Highbury and Berkshire Capital

●	The paid employees of Highbury are also paid employees of Berkshire Capital.

●	Berkshire Capital was representing third parties and Highbury at the SAME time while trying to solicit the purchase of Common Stock from Highbury stockholders.

●
The costs of looking for an unnecessary acquisition (which may have allowed Berkshire Capital to market its services to other asset managers) and compensation to Berkshire Capital employees has cost Highbury nearly $3.0 million.

●	Highbury has steered its business to, and retained, Berkshire Capital as its mergers and acquisition advisor.

●	Berkshire Capital is Highbury’s landlord.

●	Highbury pays Berkshire Capital a services fee.

●
According to Mr. Foote’s presentation (filed with the Securities and Exchange Commission on June 29, 2009) on page 25, Berkshire Capital plans to increase Highbury’s expenses (the vast majority of which will be their salaries) to an average of $4.2 million per year for the next six years (all in a scenario where Highbury makes no future acquisitions).

●
Berkshire Capital represents other firms in the asset management industry that could be competitors for acquisition candidates that Highbury may want to purchase, or could be potential purchasers of Highbury.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Peerless is seeking your support at the Annual Meeting to elect Timothy Brog, our Nominee in opposition to Highbury’s director nominee, Hoyt Ammidon Jr.  The Board is currently composed of eight directors.  Peerless believes that Hoyt Ammidon Jr. and John D. Weil’s terms expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect Timothy Brog, the Peerless Nominee in opposition to one of the Highbury director nominees, Hoyt Ammidon Jr.  In addition to our Nominee, Peerless will be supporting and asks for your support for John D. Weil in his election to the Board of Directors.  Your vote to elect Timothy Brog will have the legal effect of replacing one director of the Company.  If elected, our Nominee will only represent one out of eight members of the Board.

Peerless Nominee

Peerless has nominated Timothy Brog, a highly qualified nominee, who, if elected, will exercise his independent judgment in accordance with his fiduciary duties as a director in all matters that come before the Board.  Timothy Brog, Peerless’ Nominee, is TRULY independent of the Company not only in the interpretation of the SEC rules on board independence, but also within the spirit of the SEC rules.  He is neither an employee of Berkshire, Aston or Highbury, nor is he a former employee of Berkshire, Aston or Highbury.  He is neither a golfing buddy with any current Board member, nor does he serve on any other Boards with any current Board member.   Mr. Brog would seek to maximize value for all stockholders.  If elected, and subject to his fiduciary duties as a director, the Peerless Nominee would have the ability to work with the other members of the Board to take those steps that they deem are necessary or advisable to unlock the Company’s intrinsic value.

Set forth below are the age, business address, present principal occupation, employment history and directorships of companies for Timothy Brog for the past five years.  This information has been furnished to Peerless by its Nominee.  The Peerless Nominee is a citizen of the United States of America.  The Peerless Nominee has been nominated by Peerless in accordance with the Company’s advance notice provision set forth in the By-Laws.

Timothy Brog (Age 45) is President of Pembridge Value Advisors LLC.  Mr. Brog was the Managing Director of Locksmith Capital Management LLC from September 2007 to August 2009 and has been a director of Peerless since July 2007.  Mr. Brog was President of Pembridge Capital Management LLC and the Portfolio Manager of Pembridge Value Opportunity Fund from June 2004 to September 2007.  He was a Managing Director of The Edward Andrews Group Inc., a boutique investment bank from 1996 to 2007.  From 1989 to 1995, he was a corporate finance and mergers and acquisitions associate at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP.  Mr. Brog received a Juris Doctorate from Fordham University School of Law in 1989 and a B.A. from Tufts University in 1986.  Mr. Brog has been a director of Eco-Bat Technologies Limited from October 2007 and was a director of The Topps Company, Inc. from August 2006 up until its sale in October 2007 to Michael Eisner’s holding company, Tornante Co., and Madison Dearborn Partners.

Peerless does not expect that the Peerless Nominee will be unable to stand for election, but, in the event that such person is unable to serve or, for good cause, will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominees.  In addition, Peerless reserves the right to nominate substitute persons if Highbury makes or announces any changes to its Amended and Restated By-laws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Peerless Nominee.  In any such case, Shares represented by the enclosed GOLD proxy card will be voted for such substitute nominees.  Peerless reserves the right to nominate additional persons if Highbury increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Peerless that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

WE STRONGLY RECOMMEND THAT YOU VOTE “FOR” THE ELECTION OF TIMOTHY BROG, THE PEERLESS NOMINEE, ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2

PROPOSAL TO DECLASSIFY THE HIGHBURY BOARD

Peerless intends to make the following proposal at the Annual Meeting:

RESOLVED, that the stockholders of Highbury Financial Inc. hereby adopt a resolution restating the Certificate of Incorporation (“COI”) and Amended and Restated By-Laws such that its Board of Directors be declassified and all directors terms shall be one year in length beginning at this Annual Meeting.

Commentators and corporate governance experts disagree on the propriety and utility of classified Board of Directors.  We believe that a classified board has served to entrench the Highbury Board and has reduced the accountability of directors to stockholders because classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis.

Peerless believes that declassifying the Highbury Board will increase the Board’s accountability to all stockholders and minimize the impact of entrenched directors and management.  Peerless believes that directors who are up for re-election only every three years are less likely to be attentive to stockholder concerns and are thus more likely to "rubber stamp" management decisions.  In addition, the current classified board structure serves as an unwarranted de facto anti-takeover defense.  A classified board ensures that no stockholder or group of stockholders, regardless of ownership interest (even owning more than 80% of the outstanding Common Stock) can elect a majority on the Board in the near term.   This will deter interested parties from seeking to invest in or acquire shares in the Company.

The Highbury Board has decided to oppose our proposal to declassify the Board, which will provide for the annual election of all directors.

This proposal is non-binding on the Company.  However, if approved, stockholders would send a clear signal to the Board that the stockholders demand that the classified board be eliminated.  In order to remove the classified board, the Board would need to amend the Company’s certificate of incorporation and By-Laws.  The certificate of incorporation would then need to be submitted to a vote of the Company’s stockholders.  Upon such amendment, the directors would be elected for one year terms.

  YOU ARE URGED TO VOTE FOR THE PROPOSAL TO RECOMMEND TO THE
BOARD TO ELIMINATE THE CLASSIFIED BOARD.

PROPOSAL NO. 3

PROPOSAL THAT THE HIGHBURY BOARD IMMEDIATELY REDEEM ITS POISON PILL, AND THAT THE BOARD OF DIRECTORS OBTAIN PRIOR STOCKHOLDER APPROVAL OF ANY FUTURE IMPLEMENTATION OF A POISON PILL

Peerless intends to make the following proposal at the Annual Meeting:

RESOLVED, that the stockholders of Highbury Financial Inc. hereby adopt a resolution that the company’s board of directors immediately redeem all rights under the company’s rights agreement, dated as of August 10, 2009, and that the board of directors obtain prior stockholder approval of any future implementation of a poison pill.

The Highbury Board of Directors recently adopted a Stockholder Rights Plan (otherwise commonly known as a poison pill). The adoption of the poison pill was not approved by the Company's stockholders.  Although stockholder approval is not required for the adoption of a poison pill, we believe that as a matter of good corporate governance, the Company should seek stockholder approval for the adoption of a poison pill.  Ironically, it seems that the Highbury Board believes that it is important that its stockholders vote on the poison pill, just not before it was adopted nor at this Annual Meeting.  They will, however, let stockholders vote on it in over a year from now.  The Board has never explained why they are deferring this vote.  We believe stockholders have the right to know the answer.

Peerless believes this plan reduces the rights of stockholders because poison pills shift voting rights away from stockholders to management on matters pertaining to the sale of the corporation.  They give a target's board of directors the power to veto any proposed business combination, no matter how beneficial it might be for the stockholders and regardless of the level of stockholder support.  We believe stockholders, not management, should approve the adoption of any poison pill.

The Council of Institutional Investors, an organization of large corporate, union and public pension plans, calls for stockholder approval of all poison pills in its Stockholder Bill of Rights.  Institutional Stockholder Services (ISS), a leading corporate governance advisor, noted that "since investors suffer a diminution of power as a result of the adoption of anti-takeover proposals, only stockholders should have the right to give this power away."

We believe that the poison pill represents the greatest infringement on the Company's stockholders' right to determine what is in their best interests. Therefore, to ensure that management respects the rights of stockholders to participate in the decisions that govern their own rights as stockholders, we urge the Board to redeem the Stockholder Rights Plan currently in place and to require that stockholders approve any new stockholder rights plan.

This proposal is non-binding on the Company.  However, if approved, stockholders would send a clear signal to the Board that the stockholders demand that the poison pill be immediately redeemed.   The poison pill may be redeemed by resolution of the Board.  If the Board does not redeem the poison pill, stockholders rights will continue to be infringed.

YOU ARE URGED TO VOTE FOR THE PROPOSAL THAT THE HIGHBURY BOARD IMMEDIATELY REDEEM ITS POISON PILL, AND THAT THE BOARD OF DIRECTORS OBTAIN PRIOR STOCKHOLDER APPROVAL OF ANY FUTURE IMPLEMENTATION OF A POISON PILL

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each share of Common Stock is entitled to one vote.  Stockholders who sell shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date.  Based on publicly available information, Peerless believes that the only class of outstanding Highbury securities entitled to vote at the Annual Meeting are shares of Common Stock.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of Timothy Brog, the Peerless Nominee to the Board, FOR the candidate who has been nominated by the Company other than Hoyt Ammidon Jr., FOR the Peerless Proposals, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

According to the Company’s proxy statement for the Annual Meeting, the Highbury Board intends to nominate two candidates for election as directors at the Annual Meeting.  This Proxy Statement is soliciting proxies to elect not only Timothy Brog, the Peerless Nominee, but also the candidate who has been nominated by the Company other than Hoyt Ammidon Jr.  This gives stockholders who wish to vote for the Peerless Nominee and such other persons the ability to do so.  Under applicable proxy rules we are required either to solicit proxies only for the Peerless Nominee, which could result in limiting the ability of stockholders to fully exercise their voting rights with respect to the Company’s nominees, or to solicit for the Peerless Nominee and for fewer than all of the Company’s nominees, which enables a stockholder who desires to vote for the Peerless Nominee to also vote for those of the Company’s nominees for whom we are soliciting proxies.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

VOTES REQUIRED FOR APPROVAL

Vote required for the election of directors.  The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of the shares of Common Stock at a meeting at which a quorum is present.  Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Annual Meeting.  If a broker does not receive voting instructions from the beneficial owner, it may vote the shares of the beneficial owner on routine matters but not non-routine matters.  Each of Proposal No. 1, Proposal No. 2 and Proposal No. 3 is a non-routine matter.  A stockholder may cast votes for the Peerless Nominee by so marking the ballot at the Annual Meeting or by specific voting instructions sent with a signed proxy to Peerless in care of D.F. King & Co, at the address set forth on the back cover of this Proxy Statement.

Vote required for approval of the Peerless Proposals.  For ratification, the Peerless Proposals will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy.  Votes on the ratification of the Peerless Proposals marked “abstain” and broker non-votes will not be counted as votes cast, but will count toward the determination of the presence of a quorum and have the same effect as votes cast against the Peerless Proposal.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such shares of Common Stock provide them with instructions on how to vote.

REVOCATION OF PROXIES

A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised.  Revocation may be accomplished by the execution of a later dated proxy, or a later casted Internet or telephone vote, with regard to the same shares or by giving notice in writing or in open meeting.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered to Peerless in care of D.F. King & Co. at the address set forth on the back cover of this Proxy Statement.  Although a revocation is effective if delivered to Highbury, Peerless requests that either the original or photostatic copies of all revocations be mailed to Peerless in care of D.F. King & Co. at the address set forth on the back cover of this Proxy Statement so that Peerless will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date and the number of outstanding shares of Common Stock represented thereby.  Additionally, D.F. King & Co. may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Peerless Nominee.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE PEERLESS NOMINEE TO THE BOARD OR FOR THE PEERLESS PROPOSALS DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Peerless.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Peerless has entered into an agreement with D.F. King & Co. for solicitation and advisory services in connection with this solicitation, for which D.F. King & Co. will receive a fee not to exceed [$50,000], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  D.F. King & Co. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Peerless has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  Peerless will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that D.F. King & Co. will employ approximately 10 persons to solicit Highbury’s stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Peerless.  In the event that the Peerless Nominee is elected to the Highbury Board or if any of the Peerless Proposals are approved by stockholders, we will seek reimbursement of our expenses from Highbury and will not submit such reimbursement to a vote of stockholders.  Costs of this solicitation of proxies are currently estimated to be approximately $150,000.  Peerless estimates that through the date hereof its expenses in connection with this solicitation are approximately $25,000.

ADDITIONAL PARTICIPANT INFORMATION

The principal business address of Peerless is 2361 Rosecrans Ave, El Segundo, CA 90245.  The principal business address of the Peerless Nominee is 2 Coventry Lane, Riverside, CT 06878.

As of the date hereof, Peerless owns 3,070,355 shares of Common Stock, representing approximately 20.4% of the outstanding shares.  Peerless is the record owner of 1,615,314 shares of Common Stock and the beneficial owner of 1,455,014 shares of Common Stock.

For information regarding purchases and sales of securities of Highbury during the past two years by Peerless and the Peerless Nominee see Schedule I.

Peerless reserves the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Exchange Act.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of Highbury; (iii) no participant in this solicitation owns any securities of Highbury which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of Highbury during the past two years; (v) no part of the purchase price or market value of the securities of Highbury owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) other than the warrants of Highbury set forth in Schedule 1 hereto, all of which were exercised by Peerless prior to the date hereof, no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Highbury, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of Highbury; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Highbury; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of Highbury’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Highbury or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by Highbury or its affiliates, or with respect to any future transactions to which Highbury or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Peerless Nominee is proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

This section is based upon Highbury’s proxy statement filed with the Securities and Exchange Commission on October 9, 2009

The following table sets forth information as of October 7, 2009 in respect of the beneficial ownership of Highbury’s common stock and Series B Preferred Stock by each director, by each named executive officer and by all directors and executive officers of Highbury as a group, and each person known by us, as a result of such person’s public filings with the SEC and the information contained therein, to be the beneficial owner of more than 5% of Highbury’s outstanding shares of common stock or Series B Preferred Stock. The percentages of common stock beneficially owned are based on 15,039,244 shares of common stock outstanding as of October 7, 2009 adjusted for each holders’ exercisable warrants and/or shares of common stock issuable upon conversion of shares of Series B Preferred Stock, if any. The percentages of Series B Preferred Stock beneficially owned are based on 1,000 shares of Series B Preferred Stock outstanding as of October 7, 2009.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock and Series B Preferred Stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership of Series B Preferred Stock	Approximate Percentage of Outstanding Series B Preferred Stock
Stuart D. Bilton(2)	1,671,480	10.0%	371.44	37.1%
John D. Weil(3)	1,376,500	9.2%
Kenneth C. Anderson(4)	1,285,740	7.9%	285.72	28.6%
R. Bruce Cameron(5)	1,223,751	8.1%
Broad Hollow LLC(6)	1,001,250	6.7%
Richard S. Foote(7)	667,500	4.4%
Gerald Dillenburg(8)	642,870	4.1%	142.86	14.3%
R. Bradley Forth	111,249	0.7%
Aidan J. Riordan	3,450	<0.1%
Hoyt Ammidon Jr.	2,000	<0.1%
Theodore M. Leary, Jr.(9)	—	—
Peerless Systems Corporation(10)	3,070,355	20.4%
Timothy Brog(10)	3,070,355	20.4%
Nisswa Master Fund Ltd.(11)	1,727,659	6.3%
Woodbourne Partners, L.P.(12)	1,368,000	9.1%
Talon Asset Management, LLC(13)	1,287,837	8.6%
Second Curve Capital, LLC(14)	1,002,000	6.7%
Fairview Capital(15)	940,000	6.3%
North Star Investment Management Corp.(16)	842,875	5.6%
Christine R. Dragon(17)	257,143	1.7%	57.14	5.7%
All executive officers and directors as a group (nine individuals)	6,341,670	35.2%	657.16	65.7%

(1)	Unless otherwise noted, the business address of each stockholder listed in this table is c/o Highbury Financial Inc., 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202.

(2)
Mr. Bilton beneficially owns, and SDB Aston, Inc. is the record owner of, 371.44 shares of Series B Preferred Stock, which represents approximately 37.1% of the outstanding shares of Series B Preferred Stock. Mr. Bilton and SDB Aston, Inc. may be deemed to beneficially own in the aggregate 1,671,480 shares of common stock issuable upon conversion of the 371.44 shares of Series B Preferred Stock. SDB Aston, Inc., and Mr. Bilton by virtue of being the sole stockholder of SDB Aston, Inc., may be deemed to have shared voting and dispositive power with respect to 371.44 shares of Series B Preferred Stock convertible into 1,671,480 shares of common stock.  The business address of SDB Aston, Inc. and Mr. Bilton is c/o Aston Asset Management LLC, 120 North La Salle Street, Suite 2500, Chicago, IL 60602.

(3)
Mr. Weil is the President of Clayton Management Company, which is the general partner of Woodbourne Partners, L.P. 1,368,000 shares of common stock are held of record by Woodbourne Partners, L.P. Mr. Weil expressly disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest in them.  In addition, Mr. Weil’s wife holds 8,500 shares of common stock in an IRA account.  The business address of Mr. Weil is 200 North Broadway, Suite 825, St. Louis, MO 63102.

(4)
Mr. Anderson beneficially owns, and KCA Aston, Inc. is the record owner of, 285.72 shares of Series B Preferred Stock, which represents approximately 28.6% of the outstanding shares of Series B Preferred Stock. Mr. Anderson and KCA Aston, Inc. may be deemed to beneficially own in the aggregate 1,285,740 shares of common stock issuable upon conversion of the 285.72 shares of Series B Preferred Stock. KCA Aston, Inc., and Mr. Anderson by virtue of being the sole stockholder of KCA Aston, Inc., may be deemed to have shared voting and dispositive power with respect to 285.72 shares of Series B Preferred Stock convertible into 1,285,740 shares of common stock.  The business address of KCA Aston, Inc. and Mr. Anderson is c/o Aston Asset Management LLC, 120 North La Salle Street, Suite 2500, Chicago, IL 60602.

(5)
Includes 1,001,250 shares owned of record by Broad Hollow LLC that are attributed to Mr. Cameron, according to Section 13(d) of the Exchange Act, due to his position as the managing member of Broad Hollow LLC.  The business address of Mr. Cameron is c/o Berkshire Capital Securities LLC, 535 Madison Avenue, 19th Floor, New York, New York 10022.

(6)	The business address of Broad Hollow is c/o Berkshire Capital Securities LLC, 535 Madison Avenue, 19th Floor, New York, New York 10022.

(7)	The business address of Mr. Foote is c/o Berkshire Capital Securities LLC, 535 Madison Avenue, 19th Floor, New York, New York 10022.

(8)
As reported in the Form 4 filed with the SEC on August 20, 2009 by Gerald Dillenburg. Mr. Dillenburg beneficially owns, and GFD Aston, Inc. is the record owner of, 142.86 shares of Series B Preferred Stock, which represents approximately 14.3% of the outstanding shares of Series B Preferred Stock. Mr. Dillenburg and GFD Aston, Inc. may be deemed to beneficially own in the aggregate 642,870 shares of common stock issuable upon conversion of the 142.86 shares of Series B Preferred Stock. GFD Aston Inc., and Mr. Dillenburg by virtue of being the sole stockholder of GFD Aston, Inc., may be deemed to have shared voting and dispositive power with respect to 142.86 shares of Series B Preferred Stock convertible into 642,870 shares of common stock.  The business address of GFD Aston, Inc. and Mr. Dillenburg is 2526 West Pensacola Avenue, Chicago, IL 60618.

(9)	The business address of Mr. Leary is 308 N. Sycamore Avenue, Apt. 406, Los Angeles, CA 90036.

(10)
As reported in the Schedule 13D/A filed with the SEC on September 17, 2009 and Form 4 filed with the SEC on October 6, 2009 by Peerless Systems Corporation. Peerless has sole voting and dispositive power over all of the shares of common stock. The business address of Peerless is 2361 Rosecrans Avenue, El Segundo, California 90245.  Mr. Brog is the Peerless Nominee.  Mr. Brog does not directly own any securities of Highbury.  As the Chairman of the Board of Peerless, he may be deemed under Section 13(d) of the Exchange Act to beneficially own the Common Stock held by Peerless.  Mr. Brog disclaims beneficial ownership of all such Common Stock.

(11)
As reported in the Schedule 13G/A filed with the SEC on February 12, 2008 and the Form 4 filed with the SEC on April 2, 2008 by Brian Taylor, Pine River Capital Management L.P., and Nisswa Master Fund Ltd and a Schedule 13G/A filed with the SEC on January 16, 2009 by Brian Taylor, Pine River Capital Management L.P., and Nisswa Acquisition Master Fund Ltd. Includes 1,013,900 shares issuable upon exercise of warrants that are now exercisable. Brian Taylor and Pine River Capital Management L.P. have shared voting power and shared dispositive power over 1,013,900 warrants; and Nisswa Master Fund Ltd. has shared voting power and shared dispositive power over 659,400 of these 1,013,900 warrants. Brian Taylor, Pine River Capital Management L.P. and Nisswa Acquisition Master Fund Ltd. have shared voting and dispositive power over 713,759 shares. The business address of each of these persons is c/o Pine River Capital Management L.P., 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305.

(12)
As reported in a Schedule 13G/A filed with the SEC on February 13, 2009 by Woodbourne Partners L.P., Clayton Management Company and John D. Weil. The controlling person of Woodbourne Partners, L.P. is Clayton Management Company, its General Partner, and Mr. Weil is the President and controlling person of Clayton Management Company. Mr. Weil and Clayton Management Company have sole voting and dispositive power over the 1,368,000 shares. The business address of Woodbourne Partners, L.P. is 200 North Broadway, Suite 825, St. Louis, Missouri 63102.

(13)
As reported in the Schedule 13D/A filed with the SEC on September 11, 2009 by Talon Opportunity Partners, L.P., Talon Opportunity Managers, LLC and Talon Asset Management, LLC and a Form 4 filed on October 6, 2009. Talon Opportunity Managers, LLC is the sole general partner of Talon Opportunity Partners, L.P. Talon Asset Management, LLC is the managing member of Talon Opportunity Managers, LLC. As a consequence, Talon Asset Management, LLC and Talon Opportunity Managers, LLC may be deemed to share beneficial ownership of all of the shares of common stock owned by Talon Opportunity Partners, L.P. Talon Asset Management, LLC has shared voting and dispositive power over 1,287,837 shares of common stock. Talon Opportunity Managers, LLC and Talon Opportunity Partners, L.P. each has shared voting and dispositive power over 1,273,837 shares of common stock. The business address of each of the reporting persons is One North Franklin Street, Suite 900, Chicago, Illinois 60606.

(14)
As reported in a Schedule 13G/A filed with the SEC on February 17, 2009 by Second Curve Capital, LLC, Thomas K. Brown and Second Curve Opportunity Fund, LP. and a Form 4 filed with the SEC on October 5, 2009 by Second Curve Capital, LLC and Thomas K. Brown. Second Curve Capital, LLC and Thomas Brown have shared voting and dispositive power with respect to 1,002,000 shares.  Second Curve Opportunity Fund, LP has shared voting and dispositive power with respect to 497,820 of the 1,002,000 shares. The business address of each of these persons is 237 Park Avenue, 9th Floor, New York, NY 10017.

(15)
As reported in the Schedule 13G/A filed with the SEC on February 11, 2009 by Fairview Capital, Fairview Capital Investment Management, LLC, Andrew F. Mathieson, Scott W. Clark and Darlington Partners, L.P. Fairview Capital Investment Management, LLC is an investment adviser. It is the general partner and investment adviser of Darlington Partners, L.P. Fairview Capital is the manager of Fairview Capital Investment Management, LLC. Mr. Mathieson is the controlling stockholder and President of Fairview Capital. Mr. Clark is a member and portfolio manager of Fairview Capital Investment Management, LLC. The reporting persons have shared voting and dispositive power over 940,000 shares and Mr. Clark has sole voting and dispositive power over an additional 3,000 shares. Each of Fairview Capital Investment Management, LLC, Fairview Capital, Mr. Mathieson and Mr. Clark disclaims beneficial ownership of the 940,000 shares, except to the extent of that person’s pecuniary interest therein. Darlington Partners, L.P. disclaims beneficial ownership of the 940,000 shares. The business address of each of the reporting persons is 300 Drakes Landing Road, Suite 250, Greenbrae, CA 94904.

(16)
As reported in a Schedule 13D/A filed with the SEC on August 12, 2009 by North Star Investment Management Corporation, Kuby Gottlieb Special Value Fund LP, North Star Opportunity Fund LP, and North Star Investment Services, Inc. North Star Investment Management Corporation directly controls advisory accounts which own 18,700 shares of common stock. Kuby Gottlieb Special Value Fund LP is the beneficial owner of 540,800 shares of common stock. North Star Opportunity Fund LP is the beneficial owner of 150,725 shares of common stock. North Star Investment Management Corporation has sole dispositive power over 842,875 shares and sole voting power over 710,225 shares of common stock. Clients of North Star Investment Management Corporation have the sole power to vote the remaining 132,650 shares of common stock held on their behalf. The business address of each of the reporting persons is 20 North Wacker Drive, Suite 1416, Chicago, Illinois 60606.

(17)
Ms. Dragon beneficially owns, and CRD Aston, Inc. is the record owner of, 57.14 shares of Series B Preferred Stock, which represents approximately 5.7% of the outstanding shares of Series B Preferred Stock. Ms. Dragon and CRD Aston, Inc. may be deemed to beneficially own in the aggregate 257,143 shares of common stock issuable upon conversion of the 57.14 shares of Series B Preferred Stock.  CRD Aston, Inc., and Ms. Dragon by virtue of being the sole stockholder of CRD Aston, Inc., may be deemed to have shared voting and dispositive power with respect to 57.14 shares of Series B Preferred Stock.  The business address of CRD Aston, Inc. and Ms. Dragon is c/o Aston Asset Management LLC, 120 North La Salle Street, Suite 2500, Chicago, IL 60602.

OTHER MATTERS AND ADDITIONAL INFORMATION

Peerless is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Peerless is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

CERTAIN OTHER INFORMATION

Peerless has omitted from this Proxy Statement certain disclosures required by applicable law that will be included in the Company’s Proxy Statement and 2008 Annual Report on Form 10-K being sent by the Company in connection with the Annual Meeting.  These disclosures include, among other things, information concerning the compensation of the Company’s executive officers, and the procedures for submitting proposals for inclusion in the Company’s proxy statement at the next annual meeting. Stockholders should refer to the Company’s proxy statement in order to review this disclosure.  Peerless does not make any representation as to the accuracy or completeness of the information contained in the Company’s proxy statement.

Dated October [    ], 2009

With kind regards,

Your Fellow Stockholder

PEERLESS SYSTEMS CORPORATION
Timothy Brog
Chairman of the Board

SCHEDULE I

TRANSACTIONS IN SECURITIES OF HIGHBURY
DURING THE PAST TWO YEARS

Except as otherwise specified, all transactions were effected in the open market.

In addition to the transactions set forth below, on September 15, 2009 and October 2, 2009, Peerless exercised 1,089,658 and 526,583 Warrants, respectively, and acquired an equal number of shares of Common Stock.   The exercise price was $5.00 per Warrant.

Transactions in the Company’s securities by Peerless:

Date of Transaction	Security	Nature of Transaction	Number of Securities
4/7/2009	Common Stock	Sale	1,000
4/23/2009	Common Stock	Sale	1,000
4/23/2009	Common Stock	Purchase	5,200
4/24/2009	Common Stock	Purchase	2,000
4/30/2009	Units	Purchase	200,000
5/1/2009	Common Stock	Purchase	15,125
5/1/2009	Units	Purchase	91,000
5/4/2009	Units	Purchase	200,000
5/5/2009	Units	Purchase	174,500
5/19/2009	Common Stock	Purchase	1,262
5/19/2009	Warrants	Purchase	72,871
5/20/2009	Warrants	Purchase	5,000
6/3/2009	Warrants	Purchase	40,750
6/8/2009	Common Stock	Purchase	12,150
6/8/2009	Common Stock	Purchase	1,311
6/17/2009	Warrants	Purchase	14,625
6/17/2009	Common Stock	Purchase	75,620
6/19/2009	Common Stock	Purchase	5,500
6/22/2009	Common Stock	Purchase	5,000
6/25/2009	Common Stock	Purchase	2,900
6/26/2009	Common Stock	Purchase	8,623
6/30/2009	Common Stock	Purchase	8,800
7/6/2009	Common Stock	Purchase	1,000
7/8/2009	Common Stock	Purchase	11,350
7/9/2009	Common Stock	Purchase	5,480
7/10/2009	Common Stock	Purchase	5,180
7/13/2009	Common Stock	Purchase	8,280
7/14/2009	Common Stock	Purchase	8,060
7/30/2009	Warrants	Purchase	55,000
7/30/2009	Warrants	Purchase	10,000
7/31/2009	Warrants	Purchase	25,000
8/3/2009	Common Stock	Purchase	3,600
8/4/2009	Units	Purchase	500
8/4/2009	Common Stock	Purchase	550
8/5/2009	Common Stock	Purchase	235,361
8/10/2009	Common Stock	Purchase	16,430

Transactions in the Company’s securities by Timothy Brog:

As of the date hereof Mr. Brog owns no Highbury securities directly.  Under Section 13(d) of the Exchange Act, as the Chairman of the Board of Peerless, may be deemed to beneficially own all Highbury securities held by Peerless.  Mr. Brog disclaims beneficial ownership of all such securities.

Date of Transaction	Security	Nature of Transaction	Number of Securities

2/13/2009	Common Stock	Purchase	5,000
2/17/2009	Common Stock	Purchase	2,000
2/20/2009	Common Stock	Purchase	3,000
3/2/2009	Common Stock	Purchase	5,000
3/4/2009	Common Stock	Purchase	10,000
3/4/2009	Common Stock	Purchase	10,000
3/4/2009	Common Stock	Purchase	2,860
3/24/2009	Common Stock	Sale	15,000
3/24/2009	Common Stock	Sale	2,500
3/24/2009	Common Stock	Sale	1,000
3/24/2009	Common Stock	Sale	500
3/24/2009	Common Stock	Sale	1,000
3/24/2009	Common Stock	Sale	500
3/25/2009	Common Stock	Purchase	500
3/25/2009	Common Stock	Sale	5,500
3/25/2009	Common Stock	Sale	5,000
3/25/2009	Common Stock	Sale	500
3/26/2009	Common Stock	Sale	6,500
3/26/2009	Common Stock	Sale	360

IMPORTANT

Please review this document and the enclosed materials carefully.  YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.

1.	If your shares are registered in your own name, please sign, date and mail the enclosed GOLD proxy card to D.F. King & Co., Inc. (“D.F. King”), in the postage-paid envelope provided today.

2.
If you have previously signed and returned a [White] proxy card to Highbury, you have every right to change your vote.  Only your latest dated card will count.  You may revoke any [White] proxy card already sent to Highbury by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided.  Any proxy may be revoked at any time prior to the 2009 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2009 Annual Meeting to D.F. King, or by voting in person at the 2009 Annual Meeting.

3.
If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GOLD proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed GOLD proxy card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

4 .	After signing the enclosed GOLD proxy card, do not sign or return the [White] proxy card, even as a sign of protest. Only your latest dated proxy card will be counted.

If you have any questions or need assistance in voting your GOLD proxy, please call our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

Call Toll-Free: [                     ]
Banks and Brokerage Firms Call Toll-Free: [                     ]

HIGHBURY FINANCIAL INC.

2009 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF PEERLESS

PROXY

The undersigned appoints Timothy Brog and Jeffrey Wald, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Highbury Financial  Inc. (“Highbury” or the “Company”) which the undersigned would be entitled to vote if personally present at the 2009 Annual Meeting of Stockholders of the Company scheduled to be held at 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202, on [Friday, November 20, 2009] at 9:00 a.m. local time, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Peerless a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSAL ON THE REVERSE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒Please mark vote as in this example

PEERLESS STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL NO. 1 AND FOR THE STOCKHOLDER PROPOSALS PROPOSED IN NO. 2 AND NO. 3.

Proposal  No. 1 – Peerless’ Proposal to Elect Timothy Brog as a Director of the Company.

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominee: Timothy Brog	☐	☐	☐
PEERLESS INTENDS TO USE THIS PROXY TO VOTE (I) “FOR” TIMOTHY BROG AND (II) “FOR” THE CANDIDATE WHO HAS BEEN NOMINATED BY THE COMPANY TO SERVE AS DIRECTOR OTHER THAN HOYT AMMIDON JR. FOR WHOM PEERLESS IS NOT SEEKING AUTHORITY TO VOTE FOR AND WILL NOT EXERCISE ANY SUCH AUTHORITY.  THE NAMES, BACKGROUNDS AND QUALIFICATIONS OF THE CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY, AND OTHER INFORMATION ABOUT THEM, CAN BE FOUND IN THE COMPANY’S PROXY STATEMENT.

THERE IS NO ASSURANCE THAT ANY OF THE CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY WILL SERVE AS DIRECTORS IF PEERLESS’ NOMINEE IS ELECTED.

NOTE: IF YOU DO NOT WISH FOR YOUR SHARES TO BE VOTED “FOR” THE PEERLESS NOMINEE, MARK THE “FOR ALL NOMINEES EXCEPT” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW.  YOU MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE ADDITIONAL CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY BY WRITING THE NAME OF THE NOMINEE(S) BELOW.

Proposal  No. 2 – To adopt a resolution that the Company’s Board of Directors Amend the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws, as Amended, to Eliminate the Classified Board of Directors.
☐FOR	☐AGAINST	☐ABSTAIN

Proposal  No. 3 –  To adopt a resolution that the Company’s Board of Directors Immediately Redeem all Rights Under the Company’s Rights Agreement, dated as of August 10, 2009, and that the Board of Directors obtain Prior Stockholder Approval of any Future Implementation of a Poison Pill.

☐FOR	☐AGAINST	☐ABSTAIN

DATED:

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.